UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware		001-13646	13-3250533

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East,	Elkhart,	Indiana	46514

(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(574)	535-1125

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of LCI Industries was held on May 20, 2021. The total shares outstanding on the record date, March 26, 2021, were 25,252,808. The total shares represented at the meeting in person or by proxy were 23,838,067. The following matters were voted upon:

(1)    To elect a Board of eleven Directors:

	For	Against	Abstain	Broker Non-Votes
James F. Gero	21,643,538	1,102,268	13,042	1,079,219
Frank J. Crespo	22,351,593	394,147	13,108	1,079,219
Brendan J. Deely	21,324,309	1,422,005	12,534	1,079,219
Ronald J. Fenech	22,573,606	172,151	13,091	1,079,219
Tracy D. Graham	18,079,569	4,666,933	12,346	1,079,219
Virginia L. Henkels	21,063,355	1,683,031	12,462	1,079,219
Jason D. Lippert	22,570,430	174,926	13,492	1,079,219
Stephanie K. Mains	22,163,594	583,294	11,960	1,079,219
Kieran M. O’ Sullivan	22,351,527	395,094	12,227	1,079,219
David A. Reed	21,915,050	830,736	13,062	1,079,219
John A. Sirpilla	22,277,574	468,718	12,556	1,079,219

Each of the persons listed above were elected to serve as Directors until the next Annual Meeting of Stockholders.

(2)    To approve, in an advisory and non-binding vote, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
5,270,370	17,469,296	19,182	1,079,219

(3)    To ratify the selection of KPMG LLP as independent auditors for the year ending December 31, 2021:

For	Against	Abstain	Broker Non-Votes
23,150,417	673,121	14,529	—

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated:	May 20, 2021